                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. ____ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           QUAKER CITY BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transactions applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transactions applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                           QUAKER CITY BANCORP, INC.
                           7021 GREENLEAF AVENUE
                           WHITTIER, CA  90602
                           (310) 907-2200



                                                              September 27, 1996


Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Quaker City Bancorp, Inc. (the "Company"), the holding company for Quaker City Federal Savings and Loan Association (the "Association"), scheduled to be held on Wednesday, November 13, 1996, at the Whittier Hilton, 7320 Greenleaf Avenue, Whittier, California, at 10:00 a.m. local time. As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of directors for the Company. Directors and executive officers of the Company will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     I URGE YOU TO VOTE YOUR PROXY AS SOON AS POSSIBLE. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, I urge you to sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

     On behalf of the Board of Directors and all of the employees of the Company and the Association, I wish to thank you for your continued support.

                                    Sincerely yours,



                                    FREDERIC R. (RICK) McGILL
                                    President and Chief Executive Officer

IMPORTANT: IF YOUR QUAKER CITY BANCORP, INC. SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY THEY CAN EXECUTE A PROXY ON YOUR BEHALF. TO ENSURE THAT YOUR SHARES ARE VOTED, PLEASE TELEPHONE THE INDIVIDUAL RESPONSIBLE FOR YOUR ACCOUNT TODAY AND OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY ON YOUR BEHALF.

     IF YOU HAVE ANY QUESTIONS CONCERNING THE PROXY STATEMENT OR ACCOMPANYING PROXY OR IF YOU NEED ANY HELP IN VOTING YOUR STOCK, PLEASE TELEPHONE MORROW & COMPANY AT 1-800-856-8309 TODAY.

                         PLEASE SIGN, DATE AND RETURN
                        THE ENCLOSED PROXY CARD TODAY.

                           QUAKER CITY BANCORP, INC.
                           7021 GREENLEAF AVENUE
                           WHITTIER, CA  90602
                           (310) 907-2200

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held on November 13, 1996

                             ____________________

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Quaker City Bancorp, Inc. (the "Company"), the holding company of Quaker City Federal Savings and Loan Association, will be on held Wednesday, November 13, 1996, at the Whittier Hilton, 7320 Greenleaf Avenue, Whittier, California, at 10:00 a.m. local time, subject to adjournment or postponement by the Board of Directors, for the following purposes:

            1. To elect two persons to the Board of Directors to serve until the 1998 annual meeting of stockholders and until their successors are duly elected and qualified; and

            2. To transact such other business as may properly come before the Annual Meeting or any or all adjournments or postponements thereof.

          Only holders of record of the common stock, par value $.01 per share, of the Company on Thursday, September 19, 1996, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

          Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by (i) filing with the Corporate Secretary of the Company, prior to the commencement of the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date or (ii) by voting in person at the Annual Meeting.

                                    By order of the Board of Directors



                                    KATHRYN M. HENNIGAN
                                    Corporate Secretary

Whittier, California
September 27, 1996

                            YOUR VOTE IS IMPORTANT

     TO VOTE YOUR SHARES, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND
               MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE

                                    QUAKER CITY BANCORP, INC.
                                    7021 GREENLEAF AVENUE
                                    WHITTIER, CA  90602
                                    (310) 907-2200

               ----------------------------------------------------------------
                                PROXY STATEMENT
ANNUAL
MEETING
                                OF STOCKHOLDERS

               November 13, 1996
               ----------------------------------------------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board" or the "Board of Directors") of Quaker City Bancorp, Inc., a Delaware corporation (the "Company"), the holding company of Quaker City Federal Savings and Loan Association (the "Association"), of proxies for use at the 1996 Annual Meeting of Stockholders of the Company (the "Annual Meeting") scheduled to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

              INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

GENERAL

     At the Annual Meeting, the stockholders of the Company are being asked to consider and to vote upon the election of the two directors nominated by the Company's Board of Directors to serve until the 1999 annual meeting of stockholders. For information regarding the proposal regarding the election of directors, see the section of this Proxy Statement entitled "ELECTION OF DIRECTORS." Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, FOR each of the director nominees identified on such card. Although management does not know of any matter other than the election of directors to be acted upon at the Annual Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment with respect to any other matters that may properly come before the Annual Meeting.

     Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of the Company, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

     The mailing address of the principal executive offices of the Company is 7021 Greenleaf Avenue, Whittier, California 90602, and its telephone number is
(310) 907-2200. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is October 7, 1996.

RECORD DATE AND VOTING

     Only stockholders of record on Thursday, September 19, 1996 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 3,800,600 shares of common stock, par value $.01 per share, of the Company ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

     As provided in the Company's Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, thus constituting the equivalent of a negative vote for purposes of determining whether a director has been elected, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Shares in excess of the Limit will not be counted for either the purpose of determining the presence or absence of a quorum or whether a proposal has been approved.

SOLICITATION

     The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and other employees of the Company may solicit proxies by mail, telephone, telegraph or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable charges and expenses in connection therewith. In addition, the Company has retained proxy solicitor Morrow & Co., Inc. ("Morrow & Co.") to assist in the solicitation of proxies. Morrow & Co. may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co. a fee estimated not to exceed $6,000, plus reimbursement for reasonable out-of-pocket expenses.

                               ________________

            The date of this Proxy Statement is September 27, 1996.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, stockholders of the Company will be asked to vote on the election of two directors. The two nominees receiving the highest number of votes at the Annual Meeting will be elected directors of the Company. To fill these two board positions, the enclosed proxy, unless indicated to the contrary, will be voted FOR the nominees listed below and on the enclosed proxy card. All directors elected at the Annual Meeting will be elected to three-year terms and will serve until the 1999 annual meeting of stockholders and until their successors have been duly elected and qualified.

     Set forth below are the names of the persons nominated by the Company's Board of Directors for election as directors at the Annual Meeting. Your proxy, unless otherwise indicated, will be voted FOR Messrs. Cannon and Leichtfuss. For a description of Mr. Cannon's and Mr. Leichtfuss' principal occupation and business experience during the last five years and present directorships, please see "DIRECTORS AND EXECUTIVE OFFICERS_Directors," below.

                                                                             FIRST                         TERM AS
                                                                            BECAME       FIRST BECAME      COMPANY
                                                                          DIRECTOR OF    DIRECTOR OF      DIRECTOR
            NAME                  CURRENT OCCUPATION                      ASSOCIATION      COMPANY         EXPIRES
NOMINEES FOR ELECTION

David T. Cannon              D.T. Cannon Associates, a marketing and         1984            1993           1999
                                   management consulting firm;
                                   retired Western Regional
                                   Director for Industrial Relations
                                   of Eastman Kodak Company


David K. Leichtfuss          President, Broadview Mortgage                   1991            1993           1999

CONTINUING DIRECTORS

J.L. Thomas                  Chairman of the Board of the Company            1975            1993           1997
                                   and of the Association

Frederic R. McGill           President and Chief Executive Officer of        1995            1995           1998
                                   the Company and of the
                                   Association

Alfred J. Gobar              President and Chairman, AJGA, Inc.              1992            1993           1998

Wayne L. Harvey              C.P.A., Managing Partner, Harvey &              1981            1993           1997
                                   Parmelee

Edward L. Miller             Partner, law firm of Bewley, Lassleben          1985            1993           1997
                                    & Miller

(1) On November 15, 1995, Mr. McGill was appointed President of the Company and of the Association, and Mr. Thomas was elected Chairman of the Board of the Company and of the Association. Effective July 1, 1996, Mr. McGill was elected Chief Executive Officer of the Company and of the Association; Mr. Thomas remains Chairman of the Board and a member of the management team.

     The Company has been advised by each nominee named in this Proxy Statement that he is willing to be named as such herein and is willing to serve as a director if elected. However, if any of the nominees should be unable to serve as a director, the enclosed proxy will be voted in favor of the remainder of those nominees not opposed by the stockholder on such proxy and may be voted for a substitute nominee selected by the Board of Directors.

           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
                                                           ---
                            NOMINEES LISTED ABOVE.

                       DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

     The following table sets forth certain information, except where otherwise indicated, as of June 30, 1996 with respect to the directors of the Company and the Association. At such date, Mr. Thomas was Chairman of the Board and Chief Executive Officer and Mr. McGill was a Director, President and Chief Operating Officer of the Company and of the Association. Effective July 1, 1996, Mr. McGill was appointed Chief Executive Officer of the Company and of the Association; Mr. Thomas remains Chairman of the Board and a member of the management team.

     All directors of the Company serve three-year terms and approximately one-third are elected at each annual stockholders' meeting. The Association continues to have a classified board, approximately one-third of the members of which are elected each year to serve three-year terms.


                                                                                                          POSITION HELD
                                                        TERM AS                               TERM AS       WITH THE
                                   FIRST BECAME        ASSOCIATION        FIRST BECAME        COMPANY        COMPANY
       NAME OF                      DIRECTOR OF         DIRECTOR            DIRECTOR          DIRECTOR       AND THE
      DIRECTOR             AGE      ASSOCIATION          EXPIRES           OF COMPANY         EXPIRES      ASSOCIATION
D.W. Ferguson              80          1952               1995                1993              1995       Director Emeritus

J.L. Thomas                60          1975               1997                1993              1997       Director, Chairman of the
                                                                                                                     Board and Chief
                                                                                                                     Executive
                                                                                                                     Officer

Frederic R. McGill         49          1995               1998                1995              1998       Director, President and
                                                                                                                     Chief Operating
                                                                                                                     Officer

David T. Cannon            66          1984               1996                1993              1996       Director

Alfred J. Gobar            63          1992               1998                1993              1998       Director

Wayne L. Harvey            58          1981               1997                1993              1997       Director

David K. Leichtfuss        51          1991               1996                1993              1996       Director

Edward L. Miller           59          1985               1997                1993              1997       Director

     Set forth below is certain information concerning the principal occupation and business experience of each of the individuals named above during the past five years.

     D.W. Ferguson is Director Emeritus of the Board of the Company and the Association. Mr. Ferguson has served as Chairman of the Company since its formation in 1993 until November of 1995. Mr. Ferguson joined the Association in 1937 and held various positions prior to becoming the President and Chief Executive Officer in 1951, a position he held until 1982. Mr. Ferguson was elected to the Board of Directors of the Association in 1952 and served as the Chairman of the Association's Board from 1982 to 1995.

     J.L. Thomas is Chairman of the Company and the Association. Mr. Thomas served as President and Chief Executive Officer of the Company since its formation in 1993 until July of 1996. Mr. Thomas joined the Association in 1961, and was elected to the Board of Directors in 1975. Mr. Thomas served as Chief Operating Officer of the Association from 1976 to 1982, and became its President and Chief Executive Officer in 1982, serving in that capacity until July of 1996. Mr. Thomas also serves as the Chairman of the Board of Directors of Quaker City Financial Corp., a wholly owned subsidiary of the Association ("QCFC"), and of Quaker City Neighborhood Development, Inc. a wholly owned subsidiary of the Company ("QCND").

     Frederic R. (Rick) McGill served as Executive Vice President and Chief Operating Officer of the Company since its formation in 1993, serving in that capacity until July of 1996. Mr. McGill joined the

Association in 1991 as Executive Vice President and Chief Operating Officer. Mr. McGill was appointed President of and elected to the Board of Directors of the Company and the Association in 1995, and was appointed Chief Executive Officer effective July 1, 1996. Prior to joining the Association, Mr. McGill was an independent financial consultant specializing in mortgage banking. Mr. McGill has over 25 years experience in the banking industry. Mr. McGill has also served as the Chief Executive Officer of QCFC since 1991 and of QCND since July 1, 1996.

     David T. Cannon, retired, has been a member of the Board of the Association since 1984 and of the Company since its formation in 1993. Previously, he served as Western Regional Director for Industrial Relations of Eastman Kodak Company. Mr. Cannon currently operates his own marketing and management consulting business, D.T. Cannon Associates. Mr. Cannon is the Chairman of the Compensation Committee of the Company's Board.

     Alfred J. Gobar is President and Chairman of AJGA, Inc., a family-owned economics consulting firm. Mr. Gobar has held this position since 1990. Prior to 1990, Mr. Gobar served as President and Chairman of Alfred Gobar Associates, Inc., a family-owned economics consulting firm. Mr. Gobar has been a director of the Association since 1992 and of the Company since its formation in 1993.

     Wayne L. Harvey is the Managing Partner of Harvey & Parmelee, certified public accountants, and has been with such firm since 1958. Mr. Harvey has been a director of the Association since 1981 and of the Company since its formation in 1993. Mr. Harvey is the Chairman of the Audit Committee of the Company's Board.

     David K. Leichtfuss is the President of Broadview Mortgage Corp., a mortgage banking company that specializes in residential permanent financing, and has been with such company since 1988. Mr. Leichtfuss has been a director of the Association since 1991 and of the Company since its formation in 1993.

     Edward L. Miller is a partner in the law firm of Bewley, Lassleben & Miller and has been associated with such firm since 1963. Mr. Miller has been a director of the Association since 1985 and of the Company since its formation in 1993. Mr. Miller is the Chairman of the Philanthropy Committee of the Association's Board.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has a standing Audit Committee and Compensation Committee.

     The Audit Committee held 5 meetings during the 1996 fiscal year, and currently consists of Messrs. Harvey (Chairman), Miller and Cannon. The Audit Committee's responsibilities are generally to assist the Board in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of the Company, the Association and their subsidiaries. The Audit Committee also, among other things, recommends to the Board the engagement of the Company's independent auditors; monitors and reviews the quality and activities of the Company's internal audit function and those of its independent auditors; and, monitors the adequacy of the Company's operating and internal controls as reported by management, the independent auditors and internal auditors.

     The Compensation Committee held 6 meetings during the 1996 fiscal year, and currently consists of Messrs. Cannon (Chairman), Miller and Harvey. The Compensation Committee is authorized to review salaries and compensation, including non-cash benefits, of directors, officers and other employees of the Company and to recommend to the Board salaries, remuneration and other forms of additional compensation and benefits as it deems necessary. In July of 1996, the Board established a subcommittee of the Compensation Committee, made up of two outside directors, Messrs. Cannon and Harvey, whose principal responsibility is to administer for purposes of Section 16 of the Securities Exchange Act of

1934, as amended, and rules thereunder the stock benefit plans of the Company with respect to certain transactions by executive officers and directors of the Company.

     The Company's Board of Directors selects nominees for election as directors. The Company does not have a standing nominating committee. The candidates for election at this Annual Meeting were nominated by the Board of Directors. In accordance with Section 6 of Article I of the Company's Bylaws (a copy of which is available upon request to the Corporate Secretary of the Company), stockholder nominations for election of directors may be voted on at an annual meeting only if such nominations are made pursuant to written notice timely given to the Corporate Secretary accompanied by certain information. To be timely, a stockholder's written notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the date of the meeting, provided that, in the event that less than 100 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, a stockholder's notice will be timely if received not later than the tenth day following the day on which such notice of the date of the meeting is mailed or such public disclosure is made. Such stockholder's notice must set forth with respect to each director nominee all of the information relating to such person that is required to be disclosed in solicitations for elections of directors under the rules of the Securities and Exchange Commission ("SEC") and the stockholder's name and address, as they appear on the Company's books, and the number of shares of Common Stock owned by the stockholder giving the notice.

MEETINGS OF THE BOARD OF DIRECTORS

     During the 1996 fiscal year, there were 12 meetings of the Board of Directors of the Company. All directors attended at least 75% of the meetings of the Board of Directors, and all members of the committees of the Board attended at least 75% of the meetings of those committees, in each case, after the election of such individual to the Board or to such committee.

COMPENSATION OF DIRECTORS

     DIRECTORS' FEES. The Company does not currently pay directors' fees. Currently, the Chairman of the Board of the Association receives a monthly retainer fee of $2,200 and all other directors of the Association receive a monthly retainer fee of $1,900 each. Committee meeting fees of $100 per hour per meeting are also paid to non-employee directors of the Association. In addition, a $200 monthly retainer is paid to the Audit Committee Chairman for general services in addition to meetings.

     DIRECTORS' OPTION PLAN. The Company has adopted a stock option plan for directors who are not officers or employees of the Company or its affiliates. See "COMPENSATION AND OTHER INFORMATION_Non-Employee Directors' Option Plan," below.

     ASSOCIATION RECOGNITION AND RETENTION PLAN FOR OUTSIDE DIRECTORS. The Association has adopted a recognition and retention plan for outside directors of the Association. See "COMPENSATION AND OTHER INFORMATION_Non-Employee Director Retention Plan," below.

EXECUTIVE OFFICERS

     Set forth below are the executive officers of the Company, together with the positions currently held by those persons, as of June 30, 1996. The executive officers serve at the pleasure of the Company's

Board of Directors; however, the Company has entered into employment agreements with Messrs. Thomas and McGill, which agreements are described under "COMPENSATION AND OTHER MATTERS_Employment Agreements and Change of Control Arrangements," below.


         NAME                AGE                 POSITION (1)

Kathryn M. Hennigan          45   Corporate Secretary and Senior Vice President, Administrative Services

Frederic R. McGill           49   Director, President and Chief Operating Officer(2)

Harold L. Rams               50   Senior Vice President, Lending of the Association

Karen A. Tannheimer          37   Senior Vice President, Loan Service of the Association

Robert C. Teeling            46   Senior Vice President, Retail Banking of the Association

J.L. Thomas                  60   Director, Chairman of the Board and Chief Executive Officer(2)

Dwight L. Wilson             48   Senior Vice President, Treasurer and Chief Financial Officer

------------------------
(1) Unless otherwise indicated, the indicated position is with the Company and the Association.

(2) Information set forth regarding directors and executive officers is presented as of June 30, 1996. Effective July 1, 1996, Mr. McGill was appointed Chief Executive Officer of the Company and of the Association; Mr. Thomas remains Chairman of the Board and a member of the management team.

     Set forth below is certain information concerning the business experience during the past five years of each of the individuals named above (other than Mr. Thomas and Mr. McGill_see "Directors" above).

     Kathryn M. Hennigan has served as Senior Vice President, Administrative Services and Corporate Secretary of the Company since its formation in 1993. Ms. Hennigan joined the Association in 1992 as the Human Resource Manager. Ms. Hennigan was promoted to Senior Vice President, Administrative Services and Corporate Secretary of the Association in January, 1993. Prior to joining the Association, Ms. Hennigan held various management and administrative positions, including principal for seven years in a senior high school in Fullerton, California.

     Harold L. Rams joined the Association in 1975 and currently serves as the Senior Vice President, Lending. Mr. Rams has over 20 years experience in the banking industry, primarily in multifamily residential lending.

     Karen A. Tannheimer joined the Association in 1983 as the Loan Service Supervisor. Ms. Tannheimer served in such capacity until 1986 when she left the Association for a position with a computer service company. Ms. Tannheimer attained the position of Supervisor-Systems Analysis Group before leaving the computer services company to rejoin the Association in June, 1992. Ms. Tannheimer currently serves as the Senior Vice President, Loan Service.

     Robert C. Teeling joined the Association in 1991 as the Senior Vice President, Retail Banking. From 1986 to 1991, Mr. Teeling served as Vice President, Retail Banking for Columbia Savings and Loan. Prior to joining the Association, Mr. Teeling had over 20 years experience in retail banking with various savings and loan associations in the southern California area.

     Dwight L. Wilson has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company since its formation in 1993. Mr. Wilson joined the Association in 1976 as the Assistant Controller and held that position until 1979. Mr. Wilson served as the Controller of the Association from 1979 to 1985. Since 1985, Mr. Wilson has been the Treasurer and Chief Financial Officer of the Association and QCFC.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the shares of Common Stock owned as of the Record Date by each director (and director nominee), by the Chief Executive Officer and the four other most highly compensated executive officers of the Company and/or the Association who were serving as executive officers at September 19, 1996 and who each received total salary and bonus in excess of $100,000 in fiscal 1996 (the "Named Executive Officers") and by all directors and executive officers as a group.


                                                                           SHARES OF COMMON
                                                                          STOCK BENEFICIALLY      PERCENT OF
    NAME AND ADDRESS(1)                        TITLE(2)                        OWNED(3)            CLASS(13)
D.W. Ferguson(4)                Director Emeritus                               47,696               1.25%

J.L. Thomas(5)                  Chairman of the Board                          114,159               2.98%

Frederic R. McGill(6)           President and Chief Executive
                                      Officer                                   72,121               1.88%

David T. Cannon(7)              Director                                        31,300                 *

Wayne L. Harvey(7)              Director                                        63,394               1.66%

Edward L. Miller(7)             Director                                       172,821               4.53%

David K. Leichtfuss(8)          Director                                        23,516                 *

Alfred J. Gobar(8)              Director                                        87,518               2.29%

Dwight L. Wilson(9)             Senior Vice President, Treasurer and            34,240                 *
                                     Chief Financial Officer

Harold L. Rams(10)              Senior Vice President, Lending of the           36,165                 *
                                     Association

Kathryn M. Hennigan(11)         Corporate Secretary and Senior Vice             31,927                 *
                                     President, Administrative                 -------               -----
                                     Services

All directors and executive                                                    760,852
 officers as a group (13
 persons)(12)                                                                                       19.91%

---------------------------
*      Does not exceed 1.0% of the Company's voting securities.
(1) The address of each person is c/o Quaker City Bancorp, Inc., 7021 Greenleaf Avenue, Whittier, California 90602.
(2) Titles are for both the Company and the Association unless otherwise indicated.
(3) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting and dispositive power as to shares reported.
(4) Includes 4,554 shares under the Quaker City Federal Savings and Loan Association Recognition and Retention Plan for Outside Directors ("DRP"), which will vest on January 1, 1997, as to which voting may be directed, and includes 20,700 option shares under the Quaker City Bancorp, Inc. 1993 Stock Option Plan for Outside Directors ("Directors' Option Plan") that are currently exercisable or that will become exercisable within 60 days of September 19, 1996.
(5) Includes 3,778 allocated shares under the Quaker City Federal Savings and Loan Association Employee Stock Ownership Plan and Trust ("ESOP"); 13,800 shares under the Quaker City Federal Savings and Loan Association Recognition and Retention Plan for Officers and Employees ("MRP"), which will vest on January 1, 1997, as to which voting may be directed; and 29,000 option shares under the Quaker City Bancorp, Inc. 1993 Stock Option Plan for Officers and Employees ("Incentive Option Plan") that are currently exercisable or that will become exercisable within 60 days of September 19, 1996.
(6) Includes 3,778 allocated shares under the ESOP; 12,420 shares under the MRP, which will vest in three equal installments on each of January 1, 1997, 1998 and 1999 as to which voting may be directed; and 34,500 option shares under the Incentive Option Plan that are currently exercisable or that will become exercisable within 60 days of September 19, 1996.

(7) Includes 2,156 shares under the DRP, which will vest on January 1, 1997, as to which voting may be directed, and includes 15,525 option shares under the Directors' Option Plan that are currently exercisable or that will become exercisable within 60 days of September 19, 1996.
(8) Includes 1,553 shares under the DRP, which will vest on January 1, 1997, as to which voting may be directed, and includes 15,525 option shares under the Directors' Option Plan that are currently exercisable or that will become exercisable within 60 days of September 19, 1996.
(9) Includes 3,027 allocated shares under the ESOP; 7,452 shares under the MRP, which will vest in three equal installments on each of January 1, 1997, 1998 and 1999, as to which voting may be directed; and 20,700 option shares under the Incentive Option Plan that are currently exercisable or that will become exercisable within 60 days of September 19, 1996.
(10) Includes 2,946 allocated shares under the ESOP; 7,452 shares under the MRP, which will vest in three equal installments on each of January 1, 1997, 1998 and 1999, as to which voting may be directed; and 20,700 option shares under the Incentive Option Plan that are currently exercisable or that will become exercisable within 60 days of September 19, 1996.
(11) Includes 2,342 allocated shares under the ESOP; 6,210 shares under the MRP, which will vest in three equal installments on each of January 1, 1997, 1998 and 1999, as to which voting may be directed; and 20,700 option shares under the Incentive Option Plan that are currently exercisable or that will become exercisable within 60 days of September 19, 1996.
(12) Includes 19,865 allocated shares under the ESOP; 14,128 shares under the DRP, which will vest on January 1, 1997, as to which voting may be directed; 59,754 shares under the MRP, which will vest in three equal installments on each of January 1, 1997, 1998 and 1999, as to which voting may be directed; 98,325 option shares under the Directors' Option Plan that are currently exercisable or that will become exercisable within 60 days of September 19, 1996; and 152,000 option shares under the Incentive Option Plan that are currently exercisable or that will become exercisable within 60 days of September 19, 1996.
(13) As of the Record Date, there were 3,800,600 shares of Common Stock outstanding.

                      COMPENSATION AND OTHER INFORMATION

     A transition in the management of the Company has occurred since the Company's 1995 Annual Meeting of Stockholders. On November 15, 1995, Mr. Gill was appointed President of the Company and of the Association, and Mr. Thomas was elected Chairman of the Board of the Company and of the Association. Effective July 1, 1996, Mr. McGill was elected Chief Executive Officer of the Company and of the Association; Mr. Thomas remains Chairman of the Board and a member of the management team. A discussion of the compensation arrangement for the new Chief Executive Officer can be found in the "Compensation Committee Report on Executive Compensation," and for the Chairman of the Board under the "Employment Agreements and Change in Control Agreements," below.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid by the Company, including any of its subsidiaries, to the Named Executive Officers for services during the fiscal years ended June 30, 1996, 1995 and 1994.

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                       ANNUAL                           AWARDS                  PAYOUTS
                                                  COMPENSATION(1)
                                                                            RESTRICTED        SECURITIES
                                                                              STOCK           UNDERLYING
NAME AND                                                                     AWARD(S)           OPTIONS      LTIP PAYOUTS
PRINCIPAL POSITION                           YEAR   SALARY($)   BONUS($)      ($)(2)              (#)             ($)
J.L. Thomas                                  1996   $250,000     $94,838        $     --        $     --        $     --
Chief Executive Officer and Director         1995    225,000      78,840              --              --              --
                                             1994    225,000          --         372,564         103,500         244,867

Frederic R. McGill                           1996    189,000      55,764              --              --              --
Executive Vice President and                 1995    180,000      55,188              --              --              --
 Chief Operating Officer                     1994    180,000          --         186,300          51,750              --

Dwight L. Wilson                             1996    118,000      25,146              --              --              --
Senior Vice President, Treasurer and         1995    107,300      18,687              --              --              --
Chief Financial Officer                      1994    101,200          --         111,780          31,050              --

Harold L. Rams                               1996    108,800      23,675              --              --              --
Senior Vice President, Lending               1995    106,700      19,138              --              --              --
                                             1994    106,700          --         111,780          31,050              --

Kathryn M. Hennigan                          1996     94,700      20,465              --              --              --
Senior Vice President, Administrative        1995     82,400      14,845              --              --              --
Services and Corporate Secretary             1994     71,000       2,926          93,150          31,050              --

-----------------------

(1) Under Annual Compensation, the column titled "Salary" includes deferred compensation. The column titled "Bonus" consists of payments earned in the reported fiscal year under the Association's Incentive Compensation Plan.
(2) The shares of Common Stock under the column titled "Restricted Stock Awards" under Long-Term Compensation were awarded under the Quaker City Federal Savings and Loan Association Recognition and Retention Plan for Officers and Employees ("MRP") on January 1, 1994 and the values set forth therefor in the table have been calculated based on the closing sales price thereof on December 31, 1993, the last day of trading prior to the date of award. The MRP was established by the Association as a method of providing officers and employees of the Association with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Association. The MRP is administered by the non-employee members of the Compensation Committee of the Association's Board of Directors.

       Under the MRP, awards are granted to certain officers and employees in the form of shares of Common Stock held by the MRP. Awards are nontransferable and nonassignable. The Committee selects the officers and employees to whom awards are to be granted, the number of shares covered by the awards and any vesting requirements. Awards made to Mr. Thomas vest in three equal annual installments commencing on January 1, 1995 and continuing on each anniversary date thereafter. Awards made to other officers vest in five equal installments commencing on January 1, 1995 and continuing on each anniversary date thereafter. Awards to other employees were 100% vested on January 1, 1995. When shares become vested and are distributed in accordance with the MRP, the recipients will also receive amounts equal to accrued dividends, if any, with respect thereto. The aggregate number of shares of Common Stock that have been awarded under the MRP to Messrs. Thomas, McGill, Wilson and Rams and Ms. Hennigan, as of June 30, 1996 are 41,396, 20,700, 12,420, 12,420, and
       10,350, respectively. The aggregate number of unvested shares of Common Stock awarded under the MRP and held by Messrs. Thomas, McGill, Wilson and Rams and Ms. Hennigan as of June 30, 1996 are 13,800, 12,420, 7,452, 7,452, and 6,210, respectively, and the aggregate value of such shares at fiscal year end June 30, 1996, calculated by multiplying the number of such shares by the closing market price of the Common Stock on June 30, 1996, was $188,922, $170,030, $102,018, $102,018, and $85,015,
       respectively. Awards will be 100% vested upon termination of employment or service due to death, disability or normal retirement of the officer or employee or upon a change in control of the Association or the Company. In the event that before reaching normal retirement, an officer or employee terminates service with the Association or the Company, the officer's or employee's nonvested awards will be forfeited.

STOCK OPTIONS

     The following table sets forth the number of shares covered by options held by the Named Executive Officers at fiscal year-end June 30, 1996. In addition, the table sets forth the value of the unexercised options that were in-the-money at June 30, 1996. Options are "in-the-money" if the fair market value of the shares covered thereby is greater than the option exercise price. At June 30, 1996, all the options set forth in the table were in-the-money.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUES(1)


                                  Number of                              Value of
                                 Securities                            Unexercised
                                 Underlying                            In-the-Money
                                 Unexercised                            Options at
                                 Options at                            Fiscal Year
                                 Fiscal Year                            End($)(2)
                                   End (#)
Name                             Exercisable     Unexercisable         Exercisable      Unexercisable
J.L. Thomas                        49,000           34,500              $303,310          $213,555

Frederic R. McGill                 34,500           17,250               213,555           106,778

Dwight L. Wilson                   20,700           10,350               128,133            64,067

Harold L. Rams                     20,700           10,350               128,133            64,067

Kathryn M. Hennigan                20,700           10,350               128,133            64,067

---------------------
(1) No free-standing stock appreciation rights ("SARs") are issuable under the Company's Incentive Option Plan.

(2) The values of unexercised in-the-money options set forth in the table have been calculated, in accordance with requirements promulgated by the SEC, by determining the difference between the fair market value of the underlying Common Stock at fiscal year-end June 30, 1996 and the exercise price of the options.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     In connection with the Conversion of the Association from mutual to stock form in December of 1993 (the "Conversion") and the commencement of operations by the Company as the holding company thereof, the Association and the Company entered into employment agreements with Messrs. Thomas and

McGill ("Executive," respectively). The Association and the Company also entered into change in control agreements, which are two-year agreements, with Messrs. Wilson and Rams and with Ms. Hennigan ("Executive," respectively). The employment agreements and change in control agreements were entered into with the intent of ensuring that the Association and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Association and the Company depends to a significant degree on the skills and competence of these individuals.

     The employment agreements with the Association and the Company provide for a three-year term for Messrs. Thomas and McGill. Commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of the Association may extend the employment agreements with the Association for an additional year such that the remaining terms shall be the amount of the original term unless written notice of non-renewal is given by the Board of Directors of the Association after conducting a performance evaluation of the Executive. Effective June 30, 1996, the Association's Board extended the employment agreements of Messrs. Thomas and McGill until June 30, 1999. In connection with extending Mr. Thomas' employment agreement with the Association, a "sunset provision" was included in his employment agreement such that the agreement automatically terminates on his sixty-fifth birthday, unless earlier terminated. With respect to their employment agreements with the Company, commencing on the date of execution of the employment agreement with the Company, the term of the employment agreements for Messrs. Thomas and McGill extend, unless earlier terminated, one day each day until such time as the Company's Board of Directors or the Executive elects not to extend the term of the employment agreement by giving written notice to the other party, in which case the term of the employment agreement will be fixed and will end on the third anniversary date of the written notice. Notwithstanding the foregoing, Mr. Thomas' employment agreement with the Company also automatically terminates upon his sixty-fifth birthday, unless earlier terminated.

     The employment agreements provide that Messrs. Thomas and McGill will receive an annual base salary of $175,000 and $210,000, respectively, which will be reviewed annually by the Board of the Association. In addition to the base salary, the employment agreements provide for, among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The employment agreements provide for termination by the Association or the Company for cause at any time. In the event the Association or the Company chooses to terminate the Executive's employment for reasons other than for cause or for disability, or in the event of the Executive's resignation from the Association and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities, or relocation of his principal place of employment, or a material reduction in benefits or perquisites; (iii) liquidation or dissolution of the Association or the Company; or (iv) a breach of the employment agreement by the Association or the Company, the Executive or, in the event of death, his beneficiary, would be entitled to receive an amount equal to: (i) the amount of the remaining salary payments that the Executive would have earned if he continued his employment with the Association or Company during the remaining unexpired term of the employment agreement at the Executive's defined base salary on the date the Executive was terminated; (ii) the average of the amount of bonus and any other cash compensation paid to the Executive during the term of the employment agreement times the remaining number of years of the employment agreement and any fraction thereof, and (iii) an amount equal to the average of the annual contributions that were made on the Executive's behalf to any employee benefit plan of the Company or Association during the term of the employment agreement times the remaining number of years of the employment agreement and any fraction thereof.

     If termination of employment follows a "change in control" of the Association or the Company, as defined in the employment agreement, the Executive or, in the event of death, his beneficiary, would be entitled to an aggregate payment from the Association and the Company equal to the greater of:
(i) the
payments due for the remaining term of the agreement; or (ii) three times the Executive's average annual compensation for the three preceding taxable years, including bonuses and any other cash compensation paid or to be paid to the Executive during such years, and the amount of any contributions made or to be made to any employee benefit plan. The Association and the Company would also continue the Executive's life, health and disability coverage for the remaining unexpired term of the employment agreements to the extent allowed by the plans or policies maintained by the Company or Association from time to time. Payments to the Executive under the Association's employment agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Association. The employment agreements also provide for reduced benefits to an Executive upon termination of employment due to disability and further provide that the Association and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law.

     In the event of a change in control, based upon fiscal 1996 salary and bonus, Messrs. Thomas and McGill would receive approximately $1,034,514 and $734,292, respectively, in severance payments in addition to other cash and noncash benefits provided under the employment agreements.

     The change in control agreements with the Association and the Company provide for a two-year term for Messrs. Wilson and Rams and Ms. Hennigan. Commencing on the first anniversary date and continuing on each anniversary thereafter, the change in control agreements may be extended by the Board of Directors of the Association for a year so that the remaining terms shall be two years. Effective June 30, 1996, the Association's Board extended the term of the change of control agreements with each Executive until June 30, 1998. Commencing on the date of execution of the change in control agreement with the Company, the term of the change in control agreement extends for one day each day until such time as the Board of Directors of the Company or the Executive elects not to extend the term of the change in control agreement by giving written notice to the other party, in which case the term of the change in control agreement will be fixed and will end on the second anniversary date of the written notice. Each change in control agreement provides that at any time following a change in control of the Company or the Association, if the Company or the Association terminates the Executive's employment for any reason other than cause, the Executive or, in the event of death, the Executive's beneficiary would be entitled to receive an aggregate payment from the Association and the Company equal to two times the Executive's average annual salary for the two preceding taxable years, including bonuses and any other cash compensation paid or to be paid to the Executive during such years and the amount of any contributions made or to be made to any employee benefit plan. The Association and the Company would also continue the Executive's life, health and disability coverage for the remaining unexpired term of his change in control agreement to the extent allowed by the plans or policies maintained by the Company or Association from time to time. Payments to the Executive under the Association's change in control agreements are guaranteed by the Company in the event that payments or benefits are not paid by the Association.

     If a change in control occurs, based upon fiscal 1996 salary and bonus, the amounts payable to Messrs. Wilson and Rams and Ms. Hennigan, pursuant to the change in control agreements would be approximately $286,292, $264,950, and $230,330, respectively, in addition to other cash and noncash benefits provided for under the change in control agreements.

     The change in control agreements and the employment agreements contain a provision to the effect that in the event of a change in control, the aggregate payments under the agreements shall not constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended ("Code") (which imposes an excise tax on the recipient and denial of the deduction for such excess amounts to the employer). Such provision provides that the payments under the agreements shall be reduced to one dollar below the amount that would trigger an excise tax under Section 280G.

     The Quaker City Federal Savings and Loan Association Recognition and Retention Plan for Officers and Employees (referred to herein as the "MRP") contains a change of control provision. See Footnote 2 to the Summary Compensation Table above. The Company's 1993 Incentive Option Plan ("Incentive Option Plan") provides that to the extent not previously exercisable, options granted under the Incentive Option Plan become exercisable upon a change in control.

DEFINED BENEFIT PLAN

     The Association maintains the Quaker City Federal Savings and Loan Association Employee Retirement Income Plan, a non-contributory defined benefit pension plan ("Defined Benefit Plan"). An employee becomes eligible to participate in the Defined Benefit Plan upon attaining the age of 21 and completing one year of service during which he or she has served a minimum of 1,000 hours. The Defined Benefit Plan provides for a monthly benefit to the employee upon retirement at the age of 65, or if later, the fifth anniversary of the employee's initial participation in the Defined Benefit Plan. The Defined Benefit Plan also provides for a monthly benefit upon the participant's death, disability and early retirement. Early retirement is conditioned upon the attainment of the age of 55, and the completion by the participant of five years of service.

     The following table illustrates the estimated annual benefits payable under the Defined Benefit Plan as of December 31, 1993 upon retirement at age 65 for the final average compensation and years of service classification specified. As described further below, the amounts set forth reflect that participants' years of service credited for purposes of benefit calculations were frozen as of December 31, 1993.


               QUAKER CITY FEDERAL SAVINGS AND LOAN ASSOCIATION
                             DEFINED BENEFIT PLAN

                                      YEARS OF SERVICE
 FINAL AVERAGE
 COMPENSATION      15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
   $150,000         $13,811    $18,415    $23,019    $25,519    $28,019
     75,000          22,061     29,415     36,769     40,519     44,269
    100,000          30,311     40,415     50,519     55,519     60,519
    125,000          38,561     51,415     64,269     70,519     76,769
    150,000          46,811     62,415     78,019     85,519     93,019
    175,000          46,811     62,415     78,019     85,519     93,019
    200,000          46,811     62,415     78,019     85,519     93,019
    225,000          46,811     62,415     78,019     85,519     93,019
    250,000          46,811     62,415     78,019     85,519     93,019
    275,000          46,811     62,415     78,019     85,519     93,019
    300,000          46,811     62,415     78,019     85,519     93,019
    350,000          46,811     62,415     78,019     85,519     93,019
    400,000          46,811     62,415     78,019     85,519     93,019

     Upon establishment of the Defined Benefit Plan, benefits payable to non-executive officers and other employees under the Defined Benefit Plan were determined by taking into account the participant's final average compensation, including regular pay, overtime and bonuses, Social Security benefits and years of credited service. In conjunction with the establishment by the Association in 1993 of an employee stock ownership plan (the "ESOP"), effective December 31, 1993 benefit calculations under the Defined Benefit Plan from January 1, 1994 forward are based upon current compensation levels and credited service through December 31, 1993 only. The benefit amounts listed above were computed on a single life annuity basis, which is the normal form of payment under the Defined Benefit Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Association maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") for certain employees and their beneficiaries whose benefits from the Association's Defined Benefit Plan and the tax qualified ESOP are reduced by reason of the annual limitation on benefits and contributions imposed by Section 415 of the Code and the limitations imposed on compensation taken into consideration in the determination of benefits under the Defined Benefit Plan and the ESOP due to Section 401(a)(17) of the Code. The SERP provides additional benefits to participants to ensure that they receive an aggregate annual benefit from the Defined Benefit Plan, the ESOP and Social Security of an amount equal to 65% of such participants' final average compensation at age 65.

     The following table illustrates the estimated annual benefits payable under the Defined Benefit Plan and the SERP (collectively, the "Plans") as of December 31, 1993 upon retirement at age 65 for the final average compensation and years of service classification specified. The amounts set forth reflect that participants' years of service credited for purposes of benefit calculations under the Defined Benefit Plan were frozen as of December 31, 1993.

               QUAKER CITY FEDERAL SAVINGS AND LOAN ASSOCIATION
                          TARGETED RETIREMENT INCOME

                                                  YEARS OF SERVICE
FINAL AVERAGE
COMPENSATION       15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
    $150,000       $  9,375   $ 17,500   $ 17,500   $ 17,500   $ 17,500
      75,000         21,563     33,750     33,750     33,750     33,750
     100,000         33,750     50,000     50,000     50,000     50,000
     125,000         45,938     66,250     66,250     66,250     66,250
     150,000         58,125     82,500     82,500     82,500     82,500
     175,000         70,313     98,750     98,750     98,750     98,750
     200,000         82,500    115,000    115,000    115,000    115,000
     225,000         94,688    131,250    131,250    131,250    131,250
     250,000        106,875    147,500    147,500    147,500    147,500
     275,000        119,063    163,750    163,750    163,750    163,750
     300,000        131,250    180,000    180,000    180,000    180,000
     350,000        155,625    212,500    212,500    212,500    212,500
     400,000        180,000    245,000    245,000    245,000    245,000

     Benefits payable to executive officers under the Defined Benefit Plan and the SERP have, since the establishment thereof until December 31, 1993, been determined by taking into account the executive's final average compensation, Social Security benefits and years of credited service. The compensation covered by the Plans is comprised of salary and bonuses, but does not include the other possible components of compensation set forth in the Summary Compensation Table presented earlier in this Proxy Statement. As set forth above, in connection with the Association's establishment of the ESOP in 1993, effective December 31, 1993 benefit calculations under the Defined Benefit Plan from January 1, 1994 forward are based upon current compensation levels and credited service through December 31, 1993 only. The benefit amounts listed above were computed on a single life annuity basis, which is the normal form of payment under the Plans.

     The approximate years of service and covered compensation, as of January 1, 1996, for the Named Executive Officers under the Plans are as follows:

                                         COVERED
NAME                         SERVICE   COMPENSATION
----                         -------   ------------
J.L. Thomas                    34         $294,838
Frederic R. McGill              4          255,264
Dwight L. Wilson               19          140,296
Harold L. Rams                 20          132,525
Kathryn M. Hennigan             3          111,115

NON-EMPLOYEE DIRECTORS' OPTION PLAN

     Non-employee directors ("Outside Directors") of the Company and the Association are eligible to receive stock options under the Quaker City Bancorp, Inc. 1993 Stock Option Plan for Outside Directors (the "Directors' Option Plan"). The purpose of the Directors' Option Plan is to promote the growth and profitability of the Company and the Association by providing an incentive in the form of stock options to Outside Directors of outstanding competence to achieve long-term objectives of the Company and the Association by encouraging their acquisition of an equity interest in the Company.

     The Directors' Option Plan authorizes the granting of non-statutory stock options for a total of 103,500 shares of Common Stock to Outside Directors. Stock options for an aggregate of 98,325 shares of Common Stock were granted to the six Outside Directors at the date of the Conversion at an exercise price of $7.50 per share, which was the offering price of the Common Stock in the initial public offering of the Company. To the extent options for shares are available for grants under the Directors' Option Plan, on each anniversary of the effective date of the Directors' Option Plan, each subsequently elected Outside Director will be granted, if such Outside Director is qualified, non-statutory stock options to purchase 2,587 shares of Common Stock or a number of options to purchase such lesser number of shares as remain in the Directors Option Plan. If options for sufficient shares are not available to fulfill the grant of options to an Outside Director, and thereafter options become available, such persons shall receive options to purchase an amount of shares of Common Stock, determined by dividing pro rata among such persons the number of options available. There are 5,175 options to purchase shares of Common Stock remaining in the Directors' Option Plan for future grants.

     All options granted under the Directors' Option Plan in connection with the Conversion became exercisable January 1, 1995; options granted to a subsequently elected Outside Director will become exercisable on the first business day of January following that date on which such subsequent Outside Director is qualified and first begins to serve as a Director, provided, however, that in the event of death, disability or retirement of the participant or upon a change in control of the Company or the Association, all options previously granted would automatically become exercisable. Each option granted under the Directors' Option Plan expires upon the earlier of 10 years following the date of grant, or one year following the date the Outside Director ceases to be a director.

NON-EMPLOYEE DIRECTOR RETENTION PLAN

     The Quaker City Federal Savings and Loan Association Recognition and Retention Plan for Outside Directors (the "DRP") authorizes the granting of awards of up to 43,414 shares of Common Stock to Outside Directors. The DRP is a self-administering plan. Under the DRP, awards will be granted to Outside Directors in the form of shares of Common Stock held by the DRP. Awards are nontransferable and nonassignable. Each Outside Director at the time of the Conversion received an award equal to 517 shares and an additional share award based on prior years of service with the Association. To the extent shares are available, any Outside Directors who are subsequently elected will receive similar awards. Awards to Outside Directors vest in three equal installments, commencing on January 1, 1995, in the case of Outside Directors at the time of the Conversion, and on the first business day of the January following the date upon which a person is first appointed as an Outside Director, in the case of subsequent Outside Directors, and continuing on each anniversary date thereafter. Awards will be 100% vested upon termination of employment or service as a director due to death, disability or retirement of the Outside Director or upon a change in the control of the Association or the Company. When shares become vested and are actually distributed in accordance with the DRP, the recipients will also receive amounts equal to any accrued dividends with respect thereto.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. Cannon (Chairman), Miller and Harvey. Mr. Harvey has a mortgage loan from the Association, the outstanding balance of which at June 30, 1996 was $157,668. See "RELATED PARTY TRANSACTIONS," below.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

ADMINISTRATION

     The compensation program is administered by the Compensation Committee of the Company's Board of Directors, which is composed of three outside, non-employee directors. The Chief Executive Officer and the Senior Vice President, Administrative Services, serve as advisors to the Compensation Committee. Following review and approval by the Compensation Committee, all issues pertaining to employment-related contracts are submitted to the full Board of Directors for approval.

     The following is the Compensation Committee report addressing the compensation of the Company's executive officers for the 1996 fiscal year.

PHILOSOPHY

     The goals and objectives of the executive compensation policies remain the same as last year. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Targeted levels of executive compensation are set at levels the Compensation Committee believes to be consistent with others in the financial services industry, with executives' compensation packages increasingly being weighted toward programs contingent upon the Company's long-term (three years or more) performance. As a result, the executives' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance.

     The Company's compensation strategy continues to support the concept of pay-for-performance, associating the goal of variable pay for variable performance. A mix of compensation elements, with an emphasis on tying long-term incentives to corporate performance, is designed to meet this goal. The mix of compensation elements varies between executive levels within the organization, with compensation opportunities of senior executives relying more heavily on annual and long-term incentive compensation.

     With regard to the Internal Revenue Code provision limiting the deductibility of certain executive officer compensation in excess of $1 million, the Company intends to take all necessary steps to cause the compensation paid to executive officers to be deductible by the Company.

PERFORMANCE TO DATE

     The Company's compensation strategy is based on the philosophy that Company executives should be compensated within competitive norms for their level of responsibility within the organization. The Company has determined the competitive marketplace for different executive levels within the organization. Generally, the competitive marketplace for senior executives has been defined as financial institutions with assets between $500 million and $1 billion that are located in California.

     It should be noted that the Company wishes to compare itself on a broader basis for corporate performance purposes, and thus the peer group referenced above for comparison purposes in regard to cash compensation is not identical to that used in the Stock Price Performance Graph which appears immediately after this report.

     In the spring of 1995, a competitive review of the current cash compensation program (base salary and short-term incentive cash compensation) for Company executives was performed by an independent outside consulting firm, KPMG Peat Marwick LLP ("Peat Marwick"). The findings of such review were used by the Compensation Committee in its June 1995 executive salary review for fiscal 1996. As a result of the Compensation Committee review, senior executives received raises ranging from 2% to 15% for fiscal 1996. These raises in base salaries reflected the impact of the above-mentioned competitive salary review, as well as increased job responsibilities and performance.

     Annual incentive compensation for both the Chief Executive Officer and the Chief Operating Officer was based solely on corporate goals and had targets of 45% and 35% of base salary, respectively, for fiscal year 1996. For fiscal 1996, these goals pertained to performance in the following areas: net profit, asset quality, operating expense ratios, regulatory and compliance ratings, and implementation of a customer service program. In addition, a profitability threshold required for any corporate bonus award continues to be an integral part of the incentive compensation plan. Incentive compensation for fiscal 1996 for other executive officers of the Company, with a target of 25% of base salary, was based 80% upon corporate and 20% upon personal goal achievement.
The annual incentive program also included a profitability threshold necessary for the payment of any bonus based on corporate goals. In July of 1996, executive officers received bonuses approved by the Board of Directors based on both management objectives and their personal goal achievement, as applicable, during fiscal year 1996.

     The third part of executive compensation is the long-term compensation program, which has two components, incentive stock options and stock grants. Stock options are granted under the Company's Incentive Option Plan and stock grants are awarded under the Association's MRP. The purpose of both of these plans is to encourage management stability as well as stock ownership of the Company. Under the Incentive Option Plan, senior executives receive stock options which offer them the possibility of future gains, depending on the executive's continued employment by the Company or the Association and the long-term price appreciation of the Company's Common Stock. At the Conversion, senior executives were granted options that vest over a period of three years, with one-third becoming exercisable on each of January 1, 1995, 1996, and 1997.

     In addition to stock options, at the Conversion, stock grants were awarded to senior executives under the MRP. Awards granted to Mr. Thomas vest over a three-year period, with rights to acquire one-third of the awarded shares on each of January 1, 1995, 1996 and 1997, and awards granted to all other executive officers vest over a five-year period, with rights to acquire one-fifth of the awarded shares on each January first of 1995 through 1999. The Compensation Committee does not contemplate making additional grants to the current group of senior executives until at least 1998.

CHIEF EXECUTIVE OFFICER COMPENSATION

     A transition in the management of the Company has occurred since the Company's 1995 Annual Meeting of Stockholders. On November 15, 1995, Mr. Thomas was elected Chairman of the Board and Mr. McGill was appointed President. Effective July 1, 1996, Mr. McGill was appointed Chief Executive Officer; Mr. Thomas remains Chairman of the Board and a member of the management team. This report on Chief Executive Officer compensation will therefore reflect fiscal 1996 compensation for Mr. Thomas, as well as the compensation structure for Mr. McGill for fiscal 1997. For information on fiscal 1997 compensation arrangements for Mr. Thomas, refer to the section "Employment Agreements and Change in Control Arrangements."

     In conjunction with the Conversion in December of 1993, an analysis of Mr. Thomas' cash compensation was performed by independent outside consultants Peat Marwick. Several factors, including the Board of Directors' evaluation of the findings of the compensation analysis, along with their assessment of the competitiveness of Mr. Thomas' cash compensation and their interest in increasing the pay for performance orientation of the compensation program, prompted the Board of Directors to increase Mr. Thomas' target short-term incentive level from 35% of base salary for fiscal 1994 to 40% and 45% for fiscal years 1995 and 1996, respectively. The spring 1995 compensation review performed by Peat Marwick reaffirmed the appropriateness of the incentive compensation targets previously set for Mr. Thomas. For fiscal year 1996, the base salary for Mr. Thomas was raised 11%, from $225,000 to $250,000 and his target short-term incentive level was increased from 40% to 45 % of base salary. In July of 1996, Mr. Thomas received an incentive bonus of $94,838, approved by the Board of Directors and based on corporate goal achievement, for fiscal year 1996.

     As was noted above, effective July 1, 1996, Mr. McGill was appointed Chief Executive Officer of both the Company and the Association. For fiscal 1997, Mr. McGill will receive a base salary of $210,000, with a target short-term incentive level of 40% of base salary. The annual incentive bonus payout is based on the same corporate goal achievement, including a profitability threshold, as all other executives.

CONCLUSION

     The Committee believes that the current compensation policies for the Company and the Association are both effective and appropriate, since the pay-for-performance cash compensation strategy resulted in a below-median cash compensation payout in fiscal 1994, when the profitability level of the Company and the Association was negative. For fiscal 1995 and 1996, when the profit threshold was met, there was a proportionate incentive compensation payout. The Compensation Committee will continue to support a compensation mix which increasingly relies on incentive compensation for corporate goal achievement.

                                         1996 COMPENSATION COMMITTEE
                                         David T. Cannon
                                         Wayne L. Harvey
                                         Edward L. Miller

     The report of the Compensation Committee shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

     The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

     The graph below compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total return of the NASDAQ National Market System equity index and Media General's Savings and Loan Industry Group index since December 30, 1993, when the Company's Common Stock was first registered under the Exchange Act, through June 30, 1996. The graph assumes that $100 was invested on December 30, 1993 in the Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock since the Company's formation in September 1993. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG QUAKER CITY BANCORP, INC., INDUSTRY INDEX AND BROAD MARKET

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           QUAKER CITY    INDUSTRY      BROAD
(Fiscal Year Covered)        BANCORP, INC.  INDEX         MARKET
-------------------          -------------  --------      ------
Measurement Pt-12/30/93      $100           $100         $100
FYE  12/94                   $114.67        $105.68      $100.75
FYE  12/95                   $122.67        $121.80      $118.17
FYE  12/96                   $146.00        $154.78      $148.75

1. Quaker City Bancorp, Inc. returns were calculated based on the closing sale prices per share of the Common Stock as follows: 12/30/93 (initial trading day), $9.38; 6/30/94, $10.75; 6/30/95, $11.50; 6/30/96, $13.68.

2. The $7.50 per share initial public offering price of the Company's Common Stock was not used in calculating the Quaker City Bancorp, Inc. graph points.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of the Record Date, (i) the name of each person believed by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) the total number of shares of Common Stock beneficially owned by each such person and (iii) the percentage of all Common Stock outstanding held by each such person.


                            NAME AND ADDRESS OF          AMOUNT AND NATURE OF
  TITLE OF CLASS             BENEFICIAL OWNER            BENEFICIAL OWNERSHIP        PERCENT OF CLASS(2)
Common Stock            Quaker City Federal Savings        316,642 shares(1)                8.33%
                        and Loan Association
                        Employee Stock Ownership
                        Plan and Trust ("ESOP")
                        7021 Greenleaf Avenue
                        Whittier, California
                        90602

__________________________________
(1) Shares of Common Stock were acquired by the ESOP in the Conversion. A committee which consists of non-employee members of the Board of Directors of the Association administers the ESOP (the "ESOP Committee"). An unrelated third party has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Committee may instruct the ESOP Trustee regarding investment of funds contributed to the ESOP. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended. As of the Record Date, 93,150 shares of Common Stock in the ESOP had been allocated, but not distributed, to participating employees, including 19,865 shares allocated to executive officers as described in the footnotes to the Security Ownership of Management table as of the Record Date. As of the Record Date, 4,208 shares of Common Stock in the ESOP had been distributed.
(2) As of the Record Date, there were 3,800,600 shares of Common Stock outstanding.

                          RELATED PARTY TRANSACTIONS

     Section 11 of the Home Owners' Loan Act requires that all loans or extensions of credit by the Association to executive officers and directors of the Association, of the Company and of the Company's other subsidiaries (collectively, "Insiders") or to companies which an Insider controls ("Related Interests"), must be made on substantially the same terms (including interest rates and collateral) as, and must follow credit underwriting procedures not less stringent than, those prevailing at the time for comparable transactions with the general public, and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to an Insider or Related Interest in excess of the lesser of (a) $500,000, or (b) the greater of $25,000 or 5% of the Association's capital and surplus, must be approved in advance by a majority of the entire Board of Directors of the Association, with interested directors abstaining from participating directly or indirectly in the voting. The aggregate loans by the Association to an Insider and his or her Related Interests generally may not exceed 15% of the Association's capital, and the aggregate of all loans by the Association to all of its Insiders and their Related Interests generally may not exceed 100% of the Association's capital. Additional restrictions apply to loans by the Association to its executive officers, which generally may not exceed $100,000 with the exception of loans to finance the education of the officer's children, and loans to finance or refinance the purchase, construction, maintenance or improvement of the officer's residence.

     It is the policy of the Association to offer loans to executive officers and directors on their principal residence and to offer to extend a line of credit for overdraft protection on a checking account held at the Association. The Association's policy provides that all loans to its executive officers and directors shall be made in the ordinary course of business, shall be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and shall not involve more than the normal risk of collectibility or present other unfavorable features. During fiscal 1996, director Wayne L. Harvey and executive officer Karen A. Tannheimer had loans from the Association. The largest amount of Mr. Harvey's indebtedness to the Association during fiscal 1996 was $159,580 and as of June 30, 1996, his loan from the Association had an outstanding balance of $157,668. The largest amount of Ms. Tannheimer's indebtedness to the Association during fiscal 1996 was $204,656 and as of June 30, 1996, her loan from the Association had an outstanding balance of $203,282. Both loans were made by the Association in conformance with the above-stated policy on loans to executive officers and directors.

     In connection with the Conversion of the Association and the commencement of operations of the Company, the Association and the Company entered into two-year change in control agreements with executive officers Karen A. Tannheimer and Robert C. Teeling. The terms of such agreements are the same as those of the change in control agreements entered into by the Association and the Company with Messrs. Wilson and Rams and Ms. Hennigan described above under "COMPENSATION AND OTHER INFORMATION -- Employment Agreements and Change in Control Arrangements."

     As part of the Conversion, an ESOP was established by the Association. The ESOP borrowed $3,105,000 from the Company to purchase 414,000 shares of Common Stock of the Company. As of the Record Date, 316,642 shares held by the ESOP were unallocated to individual participant accounts. Such shares constituted 8.33% of the outstanding Common Stock as of the Record Date. The ESOP loan will be repaid principally from the Association's discretionary contributions to the ESOP over a 10-year period. At June 30, 1996, the outstanding balance of the loan was $2,251,125.

     Mr. Miller is a partner of the law firm of Bewley, Lassleben & Miller. The Company retained such law firm during fiscal 1996 and has continued to retain the firm in fiscal 1997. The amount of fees paid to the firm in fiscal 1996 did not exceed five percent of the law firm's gross revenues for the firm's last full fiscal year.

        THE COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Peat Marwick have been the independent certified public accountants for the Association since 1969 and for the Company since commencement of its business operations following the Conversion of the Association from mutual to stock form on December 30, 1993, and have been selected by the Company to continue to serve as the accountants for the Company for fiscal 1997. Representatives of Peat Marwick will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                            STOCKHOLDERS' PROPOSALS

     Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials relating to the Company's 1997 annual meeting of stockholders must give notice of such proposal in writing to the Corporate Secretary of the Company at its principal executive offices and such notice must be received on or before May 31, 1997. The notice must comply with Section 6 of Article I of the Company's Bylaws (a copy of which is available upon request to the Corporate Secretary of the Company), which section requires that the notice contain a brief description of such proposal and the reason for conducting such business at the annual meeting, the name and address, as they appear on the Company's books, of the stockholder making such proposal, the number of shares of Common Stock beneficially owned by such stockholder and any material interest of such stockholder in such proposal. The Board of Directors will review proposals from eligible stockholders which it receives by that date and will determine whether any such proposal will be included in its 1997 proxy solicitation materials. An eligible stockholder is one who upon submission of the proposal is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to vote at the 1997 annual meeting of stockholders, who has held such securities for at least one year and who shall continue to own such securities through the date on which the meeting is held.

                                 OTHER MATTERS

     At the time of preparation of this Proxy Statement, the Board of Directors of the Company was not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal 90 days before the date of the Annual Meeting. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder and requirements of the National Association of Securities Dealers, Inc. (the "NASD"), officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock of the Company are required to file with the SEC and the NASD and furnish to the Company reports of ownership and change in ownership with respect to all equity securities of the Company.

     Based solely on its review of the copies of such reports received by it during or with respect to the fiscal year ended June 30, 1996, and/or written representations from such reporting persons, the Company believes that all reports required to be filed by such reporting persons during or with respect to the fiscal year ended June 30, 1996 were timely filed, except that Mr. McGill filed one Form 4 late relating to a single sale of Common Stock by a trustee (other than himself) of a family trust and Mr. Cannon filed one Form 4 late relating to a single sale of Common Stock obtained under a Company benefit plan.

                          ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1996, including audited financial statements, is being mailed to stockholders along with these proxy materials. This year's Annual Report to Stockholders includes the Annual Report on Form 10-K as filed with the SEC. Exhibits to the Annual Report on Form 10-K may be obtained from the Company upon payment of the Company's reasonable expenses to furnish such exhibits. To obtain any such exhibits, contact Kathryn Hennigan, Corporate Secretary, Quaker City Bancorp, Inc., 7021 Greenleaf Avenue, Whittier, California 90602.

                                    By order of the Board of Directors

                                    /s/ Kathryn M. Hennigan

                                    KATHRYN M. HENNIGAN
                                    Corporate Secretary

Whittier, California
September 27, 1996

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

     If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote your shares. Accordingly, please contact the person responsible for your account and give instructions for your shares to be voted.

     If you have any questions, or have any difficulty voting your shares, please contact Morrow & Co. by calling 1-800-856-8309.

--------------------------------------------------------------------------------
REVOCABLE PROXY
                           QUAKER CITY BANCORP, INC.
  The undersigned hereby appoints Rick McGill and Dwight L. Wilson, or either of them, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes such persons to represent and to vote as designated below all shares of the common stock of Quaker City Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Stockholders of the Company to be held on November 13, 1996 and at any adjournments or postponements thereof (the "1996 Annual Meeting").

1.  ELECTION OF DIRECTORS

    [_] FOR all nominees            [_] WITHHOLD AUTHORITY to
        listed below (except            vote for all nominees
        as indicated to the             listed below
        contrary below)

                                DAVID T. CANNON
                              DAVID K. LEICHTFUSS

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name here:

--------------------------------------------------------------------------------
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 1996 Annual Meeting.

                [_] FOR    [_] AGAINST    [_] ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IMPORTANT-- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY. THIS PROXY IS SOLICITED
              ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
                           (Continued on other side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

  THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

  The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 1996 Annual Meeting.

  When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  Whether or not you plan to attend the 1996 Annual Meeting, you are urged to execute, date and return this proxy, which may be revoked at any time prior to its use.

                                                Dated:___________, 1996

                                                _______________________
                                                     (Signature of
                                                     Stockholder)

                                                _______________________
                                                     (Signature of
                                                      Additional
                                                    Stockholder(s))

                                                Please sign your name
                                                exactly as it appears
                                                hereon, date and
                                                return this proxy in
                                                the reply envelope
                                                provided. If you
                                                receive more than one
                                                proxy card, please
                                                sign, date and return
                                                all cards received.
--------------------------------------------------------------------------------